Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  March 30, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS

On March 21, 2012, the Company agreed to a settlement in the previously reported litigation filed in Travis County, Texas, 126th Judicial District Court. The parties are in the process of preparing and completing settlement documents in this matter. The terms of the settlement provide for the payment of $2,650,000 to Diane McElroy and a full and complete release of the Company and Mr. Eric Langan, our Chief Executive Officer, who was also named in the litigation. The settlement amount will be paid with approximately $850,000 in insurance proceeds and a cash payment from the Company of approximately $1,800,000. No admission of liability was made by the Company. This settlement will be accounted for in our fiscal quarter ended March 31, 2012 and will have a negative impact on our earnings net of taxes for the quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: March 30, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer